Exhibit 10.2
EXECUTION VERION

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of November 5, 2015 (this “Amendment”), among THE KEYW CORPORATION, a Maryland corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”) the Lenders party hereto and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (such capitalized term and, unless otherwise specified, all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below).

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent and the other parties named therein, are party to that certain Credit Agreement, dated as of July 21, 2014 (as amended by Amendment No. 1 to Credit Agreement, dated as of January 15, 2015, and as further amended, amended and restated, supplemented or otherwise modified to (but not including) the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to and on behalf of the Borrower; and

WHEREAS, the Borrower and the Lenders party hereto have agreed to amend the Credit
Agreement, but only on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Credit Agreement Amendments.

(a)    Section 1.01 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Accommodation Period” means the period commencing on and including the Amendment
No. 2 Effective Date, through and including March 31, 2016.

“Amendment No. 2 to Credit Agreement” means Amendment No. 2 to Credit Agreement, dated as of November 5, 2015 between the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means November 5, 2015, being the date on which
Amendment No. 2 to Credit Agreement became effective.

“Minimum Cash” means, as of any date of determination, the sum of all cash and Cash Equivalents of the Loan Parties on such date that (i) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Parent and (ii) is not subject to any Liens other than Liens securing Obligations or permitted under Section 8.01(c), (m) or (o).

(b) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is amended by restating the table contained in such definition in its entirety as follows:

Pricing	Consolidated Senior Secured	Eurodollar Rate	Base Rate
Tier	Leverage Ratio	Loans	Loans
1	< 0.50:1.00	3.50%	2.50%
2	> 0.50:1.00 but < 1.00:1.00	3.75%	2.75%
3	> 1.00:1.00	4.25%	3.25%

(c)    The definition of “Consolidated Total Leverage Ratio” set forth in Section1.01 of the Credit Agreement is amended by adding the following immediately after the reference to “(i)” contained therein: “other than for purposes of any determination of the Consolidated Total Leverage Ratio made during the Accommodation Period,”.

(d)    Section 2.01 of the Credit Agreement is amended by replacing clause (i)
in the proviso thereto in its entirety with the following:

“(i) the Total Revolving Outstandings shall not exceed (x) during the Accommodation Period, the lesser of (1) the Revolving Commitments and (2) $20,000,000 and (y) at all other times, the Revolving Commitments,”.

(e)    Section 2.03(a)(i) of the Credit Agreement is amended by replacing clause (x) in the proviso thereto in its entirety with the following:

“(x) the Total Revolving Outstandings shall not exceed (1) during the Accommodation Period, the lesser of (A) the Revolving Commitments and (B) $20,000,000 and (2) at all other times, the Revolving Commitments,”.

(f)    Section 2.04(a) of the Credit Agreement is amended by replacing clause
(i) in the proviso thereto in its entirety with the following:

“(i) the Total Revolving Outstandings shall not exceed (x) during the Accommodation Period, the lesser of (1) the Revolving Commitments and (2) $20,000,000 and (y) at all other times, the Revolving Commitments,”.

(g)    Section 2.05(b) of the Credit Agreement is amended by replacing the words “the Revolving Commitments then in effect” in the first sentence thereof with the following:

“(x) during the Accommodation Period, the lesser of (1) $20,000,000 and (y) the Revolving Commitments then in effect and (y) at all other times, the Revolving Commitments then in effect”.

(h)    Section 2.09(a) of the Credit Agreement is amended by replacing reference to “0.50%” with “0.625%” where it appears therein.

(i)    Section 5.02 of the Credit Agreement is amended by adding the following new clause (d) immediately below clause (c) of Section 5.02:

“(d) After giving effect to such proposed Credit Extension and the application of the proceeds thereof, the Consolidated Senior Secured Leverage Ratio, determined on a Pro Forma Basis, would not exceed 2.25:1.00.”

(j)    Article VII of the Credit Agreement is amended by adding the following new Section 7.15 to the end thereof:

“Section 7.15. Financial Forecast and Hexis Strategy. On or prior to December 15, 2015, deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent: (i) updated forecasts prepared by management of the Parent of consolidated statements of income or operations of the Parent and its Subsidiaries on a quarterly basis through and including the fiscal year ended December 31, 2017, and (ii) a strategy and plan prepared by management of the Parent regarding Hexis Cyber Solutions, Inc. (including the management and ownership thereof).”.

(k)    Section 8.02 of the Credit Agreement is amended by adding the following paragraph to the end thereof:

“Notwithstanding anything to the contrary contained in this Section 8.02, no Loan Party shall, nor shall it permit any Subsidiary to, make any Investments in reliance on either Section 8.02(g) or Section 8.02(n) during the Accommodation Period.”.

(l)    Section 8.06 of the Credit Agreement is amended by adding the following paragraph to the end thereof:

“Notwithstanding anything to the contrary contained in this Section 8.06, during the Accommodation Period, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, other than in accordance with Section 8.06(d), (e) and/or (f).”.
(m)    Section 8.12(b) of the Credit Agreement is amended and restated in its

“(b) Consolidated Cash Interest Coverage Ratio. Permit the Consolidated Cash Interest Coverage Ratio (1) as of the end of any fiscal quarter of the Parent (other than for the fiscal quarter ended September 30, 2015) during the applicable period to be less than 3.50:1.00, or (2) as of the end of the fiscal quarter of the Parent ended September 30, 2015, to be less than
1.60:1.00.”

(n) Section 8.12 of the Credit Agreement is amended by adding the fol- lowing new clause (c) immediately below clause (b) of Section 8.12:

“(c)    Minimum Cash. Permit Minimum Cash of the Parent to be less than $10,000,000 at any time during the Accommodation Period”

(o)    Section 9.01(b)(ii) of the Credit Agreement is amended by replacing the reference to “or 7.11” contained therein with a reference to “7.11 or 7.15”.

Section 2. Representations and Warranties, No Default. The Borrower represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 2 Effective Date (as defined below) that: (a) this Amendment is within each Loan Party’s corporate or other organizational powers; (b) this Amendment has been duly authorized by all necessary corporate or other organizational action; and (c) this Amendment does not and will not (i) contravene the terms of any of such Person’s organizational documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate in any material respect any Law to which such Person or its property is subject. This Amendment has been duly executed and delivered by each of the Loan Parties and constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms. This Amendment does not require any consent, approval, exemption or authorization of, registration or filing (other than any filings required under applicable Federal or state securities laws) with, or any other action by, any Governmental Authority or any other Person.

Section 3. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which each of the following conditions are satisfied or waived by each applicable party:

(a) The Administrative Agent shall have received executed signature pages to this Amendment from the Lenders, the Borrower and each other Loan Party;

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date;

(c)    At the time of and immediately after giving effect to this Amendment, no
Default has occurred and is continuing;

(d) The Borrower shall have paid or caused to be paid all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (without duplication) including the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent incurred in connection with this Amendment; and

(e) The Borrower shall have paid, (i) for the account of each Lender that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m. (New York City time) on November 3, 2015, consent fees in the amount equal to 0.10% of the sum, without duplication, of such Lender’s outstanding Revolving Loans and Revolving Commitments and (ii) for the account of Royal Bank of Canada (or its applicable affiliates), such other fees as shall have been agreed with Royal Bank of Canada in writing prior to the date hereof.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (i.e. a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart hereof.
Section 5. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document, and each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Loan Party ratifies and reaffirms its obligations under the Loan Documents to which it is party, the Liens granted by it pursuant to the Collateral Documents, which continue to secure the Obligations, and if such Loan Party is a Guarantor, its guaranty of the Obligations pursuant to the Guaranty. From and after the Amendment Effective Date, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

In entering into this Amendment, each Lender has undertaken its own analysis and has not relied on any other Lender in making its decision to enter into this Amendment. This Amendment constitutes a Loan Document. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Borrower:	THE KEYW CORPORATION,
a Maryland corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

Guarantors:	THE KEYW HOLDING CORPORATION,
a Maryland corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

THE ANALYSIS GROUP, LLC,
a Virginia limited liability company

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

EVEREST TECHNOLOGY SOLUTIONS, INC.,
a Delaware corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

HEXIS CYBER SOLUTIONS, INC.,
a Maryland corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

AEROPTIC, LLC,
a Massachusetts limited liability company

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

SENSAGE, INC.,
a California corporation

By:	/s/ Philip L. Calamia
Name:	Philip L. Calamia
Title:	Chief Financial Officer

PONTE TECHNOLOGIES, LLC,
a Maryland limited liability company

By:	/s/ Philip L. Calamia
Name:	Philip L. Calamia
Title:	Chief Financial Officer

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Sinan Tarlan
Name:	Sinan Tarlan
Title:	Authorized Signatory

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Mark A. Zirkle
Name:	Mark A. Zirkle
Title:	Senior Vice President

SUNTRUST BANK
as a Lender

By:	/s/ Paul Deerin
Name:	Paul Deerin
Title:	Senior Vice President

Acknowledged and Accepted
ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Ann Hurley
Name:	Ann Hurley
Title:	Manager, Agency